As filed with the Securities and Exchange Commission on October 16, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Genuine Parts Company
(Exact name of Registrant as specified in its charter)

Georgia	58-0254510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2999 Wildwood Parkway
Atlanta, GA 30339
(678) 934-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher T. Galla
Senior Vice President & General Counsel
Genuine Parts Company
2999 Wildwood Parkway
Atlanta, GA 30339
(678) 934-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:

William C. Smith, III
Zachary J. Davis
King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, Georgia 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Genuine Parts Company
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Genuine Parts Company (“Genuine Parts Company”) may, from time to time, offer and sell common stock, preferred stock, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplements will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.
The securities may be offered and sold on a continuous or delayed basis to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “GPC.”
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 16, 2026

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to Genuine Parts Company and its consolidated subsidiaries.
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ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.
Each time we sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of (i) Regulation (EU) 2017/1129, as amended (including by Regulation (EU) 2024/2809), or (ii) the Public Offers and Admissions to Trading Regulations 2024, the Financial Conduct Authority’s Prospectus Rules: Admission to Trading on a Regulated Market sourcebook or the Financial Services and Markets Act 2000. This prospectus has not been approved by, and will not be submitted for approval to, any competent authority in any member state of the European Economic Area or to the Financial Conduct Authority.
The registration statement that contains this prospectus, including the exhibits to the registration statement and the documents incorporated by reference herein, contain additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
TRADEMARKS AND SERVICE MARKS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our name, logo and website addresses are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. The trademarks we own or have the right to use include, among others, Genuine Parts Company, GPC, NAPA, and Motion. We also own or have the rights to copyrights that protect the content of our literature, be it in print or electronic form.
Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Our SEC filings are available to the public at the SEC website at www.sec.gov. Our SEC filings are also available on our website at http://genuineparts.investorroom.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.
The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) prior to the termination of any offering of securities offered by this prospectus are incorporated by reference herein:
•Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 20, 2026;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on April 21, 2026 and July 21, 2026, respectively;
•The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 27, 2026 for our Annual Meeting of Shareholders held on April 27, 2026 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;
•Our Current Reports on Form 8-K filed with the SEC on January 15, 2026 (Item 5.02 only), February 17, 2026 (Item 8.01 only), March 20, 2026, April 28, 2026, August 11, 2026 and September 9, 2026 (Item 5.02 only); and
•The description of our common stock contained in the Company’s registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Genuine Parts Company
2999 Wildwood Parkway
Atlanta, GA 30339
Attn: Corporate Secretary
(678) 934-5000
We have not authorized anyone else to provide you with any information other than the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We are only offering these securities in jurisdictions where the offer and sale is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this document and that any information incorporated by reference herein is accurate only as of the date of the document containing such information.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. Such forward-looking statements reflect our expectations, estimates or projections concerning future results or events. Such forward-looking statements include, but are not limited to, statements regarding:
•changes in general economic conditions, including persistent inflation (including the direct and indirect impact of tariffs and retaliatory tariffs) or deflation, geopolitical uncertainty and unrest (including from the conflict involving the United States and Iran) and declining consumer confidence;
•our ability to successfully implement the separation of our Automotive Parts Group and our Industrial Parts Group and achieve the anticipated benefits of such transaction;
•volatility in oil prices;
•significant costs, such as elevated fuel and freight expenses;
•our ability to maintain compliance with our debt covenants;
•our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits;
•our ability to successfully implement our business initiatives in our three business segments;
•slowing demand for our products;
•the ability to maintain favorable supplier arrangements and relationships;
•changes in national and international legislation or government regulations or policies, including changes to global trade regulations, environmental and social policy, infrastructure programs and privacy legislation and related uncertainties, and their impact to us, our suppliers and customers;
•changes in tax policies;
•volatile exchange rates;
•our ability to successfully attract and retain employees in the current labor market;
•uncertain credit markets and other macroeconomic conditions;
•competitive product, service and pricing pressures;
•failure or weakness in our disclosure controls and procedures and internal controls over financial reporting;
•the uncertainties and costs of litigation;
•public health emergencies, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets;
•disruptions caused by a failure or breach of our information systems;
•the success of our global restructuring efforts and the annualized cost savings arising therefrom; and

•other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and from time to time in the Company’s subsequent filings with the SEC.
These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.

THE COMPANY
Genuine Parts Company, a Georgia corporation incorporated on May 7, 1928, is a global service provider of automotive and industrial replacement parts and value-added solutions.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “GPC.” Our principal executive offices are located at 2999 Wildwood Parkway, Atlanta, Georgia 30339, and our telephone number is (678) 934-5000. We maintain a website at www.genpt.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus or any prospectus supplement.
Proposed Separation of Automotive and Industrial Businesses
On February 17, 2026, we announced our intention to separate the Company into two independent, publicly traded companies: one comprising our Automotive Parts Group and the other comprising our Industrial Parts Group. The separation is targeted for completion in the first quarter of 2027, subject to certain customary and regulatory conditions.
Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and the other reports we file with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

DESCRIPTION OF CAPITAL STOCK
The following description is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated By-Laws (the “Bylaws”), which we have filed as exhibits to the registration statement. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the Georgia Business Corporation Code (“GBCC”) for additional information.
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value of $1.00 per share.
Common Stock
Voting Rights; Preemptive Rights
Each of our shareholders has one vote for each share having voting power registered in his or her name on the books of the Company on the record date for determination of its shareholders entitled to vote if such a record date has been fixed, or on the date the transfer books were closed if they have been closed. Cumulative voting for the election of directors is not provided for in our Articles of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. None of the holders of shares of any class of stock of the Company are entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Company of any class now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Company of any class now or hereafter authorized, or any shares, evidences of indebtedness, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares.
Dividends
Our Board of Directors (the “Board of Directors”) may, from time to time in its discretion, authorize or declare distributions or share dividends on shares of our common stock out of funds legally available for payment of dividends and in accordance with the GBCC.
Liquidation Rights
If the Company is liquidated, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock, if any.
Preferred Stock
We may issue shares of preferred stock in one or more series and may, at the time of issuance, determine the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
Upon the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, the Board of Directors, without shareholder approval, may issue shares of preferred stock with voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:
(1)The designation of and the number of shares of preferred stock; provided that such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;
(2)The rate and time at which, and the terms and conditions upon which, dividends, if any, on preferred stock of such series will be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of preferred stock or any other class of stock of the Company and whether such dividends will be cumulative or non-cumulative;
(3)The right, if any, of the holders of preferred stock of such series to convert the same into, or exchange the same for shares of any other class of stock or any series of any class of stock of the Company and the terms and conditions of such conversion or exchange;
(4)Whether or not preferred stock of such series will be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, preferred stock of such series may be redeemed;
(5)The rights, if any, of the holders of preferred stock of such series upon the voluntary or involuntary liquidation of the Company;
(6)The terms of the sinking fund or redemption or purchase account, if any, to be provided for the preferred stock of such series; and
(7)The voting powers, if any, of the holders of such series of preferred stock which may include the right, voting as a series by itself or together with any other series of the preferred stock as a class, (i) to vote more or less than one vote per share or any or all matters voted upon by the shareholders and (ii) to elect one or more directors of the Company if there has been a default in the payment of dividends on any one or more series of the preferred stock or under other circumstances and upon such other conditions as the Board of Directors may fix.
We have no current intention to issue any of our unissued, authorized shares of preferred stock. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered and the extent, if any, to which such general provisions may apply to such offered debt securities will be described in the prospectus supplement relating to such offered debt securities. This prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered. In this section, the terms the “Company,” “we,” “us” and “our” refer to Genuine Parts Company only and not to any of its subsidiaries.
The debt securities are to be issued under an indenture, dated as of October 29, 2020 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (the “Trustee”). A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture. The terms of any supplemental indenture entered into or officer’s certificate delivered in connection with a particular issuance of debt securities will be described in the prospectus supplement relating to such offered debt securities.
References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
General
The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company.
Debt securities of a series will be issued in registered form (“Securities”) as specified in the terms of the series. Debt securities of a series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
Reference is made to the prospectus supplement relating to the particular series of debt securities offered thereby for the terms of the offered debt securities, including:
•the title of the debt securities;
•the aggregate principal amount;
•the issue price expressed as a percentage of the aggregate principal amount;
•the date or dates of maturity or the method of determination thereof;
•the interest rate or rates (which may be fixed or floating) per annum, if any, or the method by which such interest rate or rates will be determined;
•the date or dates any interest will commence accruing and be payable and the record dates for any interest payments;
•the place or places where principal and any interest or premium will be paid;

•the dates and redemption prices relating to any optional or mandatory redemption and other terms and conditions of any optional or mandatory redemptions;
•any optional or mandatory sinking fund or analogous provisions;
•the denominations of the debt securities if other than denominations of $2,000 and any higher integral multiples of $1,000;
•the portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;
•whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•any paying agents, transfer agents, registrars or other agents for a series of debt securities;
•the currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any) on the debt securities if other than the currency of the United States of America;
•if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);
•if the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;
•if the debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of the debt securities as outstanding securities under the Indenture;
•if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on the debt securities, may be determined with reference to an index, formula or other method, the manner of determining such amounts;
•whether such debt securities are to be issued in temporary or permanent global form;
•any restrictions or other provisions relating to the transfer or exchange of the debt securities;
•the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;
•any events of default, if not set forth in the Indenture;
•any restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and
•any applicable material United States federal income tax consequences.
Unless otherwise indicated in the prospectus supplement relating thereto, principal (and premium, if any) and interest will be payable and the Securities will be transferable at the office or agency maintained by us for such purpose. Payment of principal (and premium, if any) and interest on Global Securities registered in the name of or held by the depository or its nominee will be made in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such Global Security. If any of the debt securities is no longer represented by a Global Security, payment of interest on Securities may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Forms of Debt Securities” below. No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.
Covenants
We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.
Merger and Consolidation
Unless otherwise provided in any prospectus supplement, the Company will covenant that it will not merge or sell, convey, transfer or lease its properties and assets substantially as an entirety unless the Company is the surviving corporation or the successor person is a person organized under the laws of the United States (including any state thereof and the District of Columbia) which expressly assumes the Company’s obligations on all the debt securities and under the Indenture and, after giving effect to such transaction, the Company or the successor person would not be in default under the Indenture.
Events of Default
The Indenture defines “Events of Default” with respect to the debt securities of any series as being one of the following events:
(i)default in the payment of any installment of interest on that series for 30 days after becoming due;
(ii)default in the payment of principal of (or premium, if any, on) that series at maturity;
(iii)default in the deposit of any sinking fund payment when due;
(iv)default in the performance or breach of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the debt securities of all series affected;
(v)certain events of bankruptcy, insolvency or reorganization with respect to the Company; and
(vi)any other Event of Default provided with respect to debt securities of that series.
If an Event of Default shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of all series affected, voting as a single class, may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to any such series) of the debt securities of all such series to be due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an Event of Default pursuant to (v) above occurs with respect to the Company, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.
The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default actually known to one of its responsible officers, give the holders of debt securities notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any debt security, the Trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.
The Company will be required to furnish to the Trustee annually a statement by the principal executive officer, principal financial officer or the principal accounting officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions under the Indenture and, if the Company is in default, specifying each such default.
The holders of a majority in principal amount of the outstanding debt securities of all series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.
Modification of the Indenture
The Indenture may generally be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification (voting as a single class); provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.
Without the consent of any holder of debt securities, the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or the debt securities issued under that Indenture for any of the following purposes, among other things:
(a)to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, as supplemented, and in the debt securities;
(b)to add to the covenants of the Company, for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;
(c)to add any additional Events of Default;
(d)to permit the issuance of debt securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
(e)to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only with respect to debt securities not outstanding at the time of the execution of such supplemental indenture;
(f)to secure the debt securities;
(g)to establish the form or terms of debt securities of any series;

(h)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and/or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(i)to cure any ambiguity, to correct or supplement any provision of the Indenture, as supplemented, which may be defective or inconsistent with any other provision herein or to conform any provision applicable to debt securities of any series to the description of the terms of such debt securities in any prospectus supplement; or
(j)to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.
Defeasance and Discharge
The Indenture provides that the Company may elect, with respect to the debt securities of any series, either:
(i)to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities and certain obligations owed to the Trustee (“legal defeasance”)); or
(ii)to be released from its obligations to comply with any restrictive covenants under the Indenture, in either case after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must, in the case of legal defeasance, be based on a change in applicable U.S. federal income tax law after the date of the Indenture or a ruling published by the U.S. Internal Revenue Service after the date of the Indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to beneficial owners of such debt securities. For the avoidance of doubt, neither the Trustee nor any of its agents are responsible for determining the sufficiency of any amounts deposited in trust pursuant to a discharge or defeasance of any series of debt securities under the Indenture and neither the Trustee nor any of its agents shall have any obligation or liability whatsoever with respect to the sufficiency of such amounts.
The Indenture also provides that the Indenture shall cease to be of further effect with respect to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series), and the Trustee, at the expense of and upon written instruction by the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series, when
(a)either:
(i)all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture and (ii) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee for cancellation; or

(ii)all such debt securities of such series not theretofore delivered to the Trustee for cancellation:
A.have become due and payable,
B.will become due and payable at their stated maturity (as defined in the Indenture) within one year of the date of deposit, or
C.are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable), or to the stated maturity or the redemption date, as the case may be;
(b)the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to such series; and
(c)the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that, with respect to such series, all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
Forms of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the definitive securities to the Trustee, security registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered global securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the Trustee, the security registrar or any other agent of the Company or agent of the Trustee or the security registrar will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant security registrar or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Euroclear and Clearstream
If the depositary for a global security is The Depository Trust Company (“DTC”) you may hold interests in the global security through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Governing Law
The Indenture is, and any debt securities will be, governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
U.S. Bank Trust Company, National Association is the Trustee under the Indenture and has been appointed by the Company as initial security registrar with regard to the debt securities. We will specify any material relationship we may have with the Trustee in the prospectus supplement. In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

PLAN OF DISTRIBUTION
We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including: (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.
The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities.

VALIDITY OF THE SECURITIES
Unless otherwise indicated in the prospectus supplement accompanying this prospectus, the validity of the securities will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Genuine Parts Company and Subsidiaries appearing in Genuine Parts Company’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Genuine Parts Company and Subsidiaries’ internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, other than the underwriting discounts and commissions, expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company.

Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Rating agency fees	(2)
Miscellaneous fees and expenses	(2)
Total	$(2)
__________________
(1)The Company is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.
(2)These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Statutory Authority
Sections 14-2-850 through 14-2-859 of the GBCC allow a corporation, pursuant to the corporation’s articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation’s shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Company, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).
Articles of Incorporation and Bylaws
As permitted by the GBCC, the Company’s Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions under Section 14-2-832 of the GBCC or (d) for any transaction from which the director derived an improper personal benefit.
Under Article X of the Company’s Bylaws, the Company shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer of the Company against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to Section 14-2-854 of the Georgia Business Corporation Code that in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification. Indemnification permitted under Article X of the Bylaws in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Company shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if: (1) such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Bylaws; and (2) such person furnishes the Company a written undertaking meeting the qualifications set forth in the Bylaws.
Indemnification Agreements between Company and Directors and Certain Officers
The Company has entered into indemnification agreements with its directors and certain officers providing contractual indemnification by the Company to the maximum extent authorized by law.
The Company’s directors and officers are covered by insurance policies directly insuring them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of the Company, as amended April 23, 2007 (incorporated herein by reference from the Company’s Current Report on Form 8-K, dated April 23, 2007).

3.2	By-Laws of the Company, as amended and restated November 19, 2018 (incorporated herein by reference from the Company’s Current Report on Form 8-K, dated November 19, 2018).

4.1
Indenture, dated October 29, 2020, by and between Genuine Parts Company and U.S. Bank, National Association, as Trustee (incorporated herein by reference from the Company’s Current Report on Form 8-K, dated October 29, 2020).

4.2	Form of Debt Security (included in Exhibit 4.1).

4.3*	Form of Depositary Agreement (including form of Depositary Receipt).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 for Form of Indenture.

107	Filing Fee Table Exhibit.
__________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
Item 17. Undertakings.
The registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)Any portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv)Any other communication that is an offer in the offering made by the registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 16, 2026.

Genuine Parts Company

By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President and Chief Financial and Operating Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Bert Nappier and Christopher T. Galla his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 16, 2026.

Signature	Title

/s/ William P. Stengel, II	Chairman of the Board and Chief Executive Officer
William P. Stengel, II	(Principal Executive Officer)

/s/ Bert Nappier	Executive Vice President and Chief Financial and Operating Officer
Bert Nappier	(Principal Financial and Accounting Officer)

/s/ Matthew Carey	Director
Matthew Carey

/s/ Court Carruthers	Director
Court Carruthers

/s/ Richard Cox, Jr.	Director
Richard Cox, Jr.

/s/ P. Russell Hardin	Director
P. Russell Hardin

/s/ Donna W. Hyland	Director
Donna W. Hyland

/s/ Jean-Jacques Lafont	Director
Jean-Jacques Lafont

/s/ Juliette W. Pryor	Director
Juliette W. Pryor

/s/ Darren M. Rebelez	Director
Darren M. Rebelez

/s/ Laurie Schupmann	Director
Laurie Schupmann

/s/ Charles K. Stevens, III	Director
Charles K. Stevens, III